EXHIBIT TO BE FILED BY EDGAR


               Exhibit No.                        Description

                    1-A            -    Form   of    Underwriting   Agreement
                                        relating to Preferred Securities.


                    4-A(1)         -    Cross-reference     sheet     showing
                                        location    in    the    Subordinated
                                        Debenture Indenture  of provisions of
                                        Sections 310(a) through 318(a) of the
                                        Trust Indenture Act of 1939.

                    4-D            -    Revised form of Payment and Guarantee
                                        Agreement.

                    5-A            -    Opinion   of   Berlack,   Israels   &
                                        Liberman.

                    5-B            -    Opinion  of  Ballard Spahr  Andrews &
                                        Ingersoll .

                    5-C            -    Opinion of Richards, Layton & Finger,
                                        P.A.

                    8              -    Opinion of Carter, Ledyard & Milburn.
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